Exhibit 10.12

AMENDMENT No. 2 TO CONVERTIBLE LOAN AGREEMENT

This Amendment No. 2 (this “Amendment”) to that certain Convertible Loan Agreement is entered into on October 17, 2021 by and between Gauzy Ltd., a company incorporated and existing under the laws of the State of Israel having its principal offices at the 14 Hathiya St., Tel-Aviv, Israel 6816914 (the “Company”), Blue-Red Capital Fund LP, a limited liability partnership registered in the Cayman Islands (“Blue-Red), Ibex Israel Fund LLLP, a limited liability partnership registered in the State of Delaware (“Ibex”, and together with Blue-Red, each a “Lender” and collectively the “Lenders”).

Each of the Company and the Lenders may be referred to herein as a “Party”, and collectively, the “Parties”.

WHEREAS, the Company and Blue-Red entered into the certain Convertible Loan Agreement, dated January 29, 2020 (the “Initial CLA”), pursuant to which Blue-Red provided the Company with a convertible loan in an amount of US$2,000,000 (the “Initial Loan Amount”);

WHEREAS, the Company and the Lenders entered into that Amendment to the Initial CLA, dated March 29, 2020 (the “CLA Amendment”, and together with the Initial CLA, the “CLA”), whereby Ibex and Avery Dennison Israel Ltd., a company incorporated under the laws of the State of Israel (“AD”) provided the Company with additional funds pursuant to the terms of the Initial CLA in an aggregate amount of US$ 550,000, of which Ibex provided US$ 350,000 (the “Additional Loan Amount” and together with the Initial Loan Amount, the “Loan Amount”);

WHEREAS, AD converted the amount of US $200,000, which they provided pursuant to the CLA Amendment, in to Series C Preferred Shares of the Company on October [●], 2020; and

WHEREAS, the Lenders and the Company have agreed to amend the CLA as set forth herein;

NOW, THEREFORE, the Parties hereby agree as follows;

1.	The Final Date shall be amended to be extended for an additional twelve (12) months to 00:00 on July 31, 2022 (the “Amended Final Date”).

2.	Section 2.2 shall be amended such that the interest of 10% per annum shall accrue and be compounded on a quarterly basis with effect from August 1, 2021.

3.	Section 5 shall be amended that repayment of the Loan Amount (plus all accrued interest) shall only occur following a prior written notice from the Company to the Lenders of no less than sixty (60) days.

4.	To the extent the Company is unable to repay the Loan Amount (plus all accrued interest) on the Amended Final Date, the Lenders shall agree a further extension to the Final Date.

5.	Unless otherwise expressly stated, capitalized terms used herein shall have the meanings assigned thereto in the CLA.

6.	This Amendment forms an integral part of the CLA.

7.	Notwithstanding the date(s) of signing this Amendment, the Parties agree that this Amendment shall take effect from 15 July 2021.

8.	All of the terms and conditions of the CLA shall remain in full force and effect, except as expressly amended by this Amendment.

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IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first written above:

Gauzy Ltd.		Blue-Red Capital Fund LP.

By:	/s/ Eyal Peso	By:	/s/ Yishai Klein
Name:	Eyal Peso	Name:	Yishai Klein
Title:	CEO	Title:	Managing Partner

Ibex Israel Fund LLLP

By:	/s/ Brian T. Abrams
Name:	Brian T. Abrams
Title:	President

[Gauzy –Amendment to Convertible Loan Agreement – July 2021]